SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM T-1

                                   ----------

              STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                    / / CHECK IF AN APPLICATION TO DETERMINE
             ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                     UNITED STATES TRUST COMPANY OF NEW YORK
          ------------------------------------------------------------
               (Exact name of trustee as specified in its charter)

             New York                                 13-3818954
     -------------------------------        -----------------------------------
      (State of incorporation if not        (I.R.S. Employer Identification No.)
      a national bank)

           114 West 47th Street                                10036-1532
            New York, New York
      -------------------------------------------           -----------------
         (Address of principal executive offices)                (Zip Code)

                                      NONE
            (Name, address and telephone number of agent for service)

                      PLANET HOLLYWOOD INTERNATIONAL, INC.
                      ------------------------------------
               (Exact name of obligor as specified in its charter)

                 Delaware                               59-3283783
      -------------------------------      -----------------------------------
      (State or other jurisdiction of      (I.R.S. Employer Identification No.)
      incorporation or organization)

            8669 Commodity Circle, Orlando, FL              32819
      ------------------------------------------       --------------
         (Address of principal executive offices)        (Zip Code)


                 10% Secured Deferrable Interest Notes due 2005
              -----------------------------------------------------
                       (Title of the indenture securities)

Item 1.        General Information.

          Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject,

                   Federal Reserve Bank of New York (2nd District), New York, New York (Board of Governors of the Federal Reserve System) Federal Deposit Insurance Corporation, Washington, D.C.
                   New York State Banking Department, Albany, New York

          (b)  Whether it is authorized to exercise corporate trust powers:

               The trustee is authorized to exercise corporate trust powers.

Item 2.        Affiliations with obligor and underwriter.

               If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

                    None.


Item 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

               Planet Hollywood International, Inc. currently is in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1
               are not required under General Instruction B.



Item 16.       List of Exhibits.

          T-1.1 Organization Certificate, as amended, issued by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

          T-1.2     Included in Exhibit T-1.1.

          T-1.3     Included in Exhibit T-1.1.

          T-1.4 The By-laws of the United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

          T-1.6 The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

          T-1.7 A copy of the latest reports of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

                                      NOTES


As of January 25, 2000, the trustee had 2,999,020 shares of Common stock outstanding all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.


                                    SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of March, 2000.

                                        UNITED STATES TRUST COMPANY
                                        OF NEW YORK, as Trustee

                                        By: /s/ Gerard F. Ganey
                                            ----------------------
                                            Name: Gerard F. Ganey
                                            Title: Senior Vice President

                                                                EXHIBIT T-1.6

          The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


March 10, 2000


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:


Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, ;and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,

UNITED STATES TRUST COMPANY
  OF NEW YORK


By:
     ---------------------------------
     /S/Gerard F. Ganey
     Senior Vice President

                                                                EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1999
                                ($ IN THOUSANDS)

 ASSETS
 Cash and Due from Banks                                        $    193,238
 Short-Term Investments                                               57,951

 Securities, Available for Sale                                      489,135

 Loans                                                             2,423,223
 Less: Allowance for Credit Losses                                    17,792
                                                                      ------
          New Loans                                                2,405,431
 Premises and Equipment                                               56,406
 Other Assets                                                        123,784
                                                                     -------
          TOTAL ASSETS                                            $3,325,943
                                                                  ==========

 LIABILITIES
 Deposits:
          Non-Interest Bearing                                  $    779,713
          Interest Bearing                                         1,978,842
                                                                   ---------
            Total Deposits                                         2,753,555

 Short-Term Credit Facilities                                        238,736
 Accounts Payable and Accrued Liabilities                            142,477
                                                                     -------
          TOTAL LIABILITIES                                       $3,134,768
                                                                  ==========

 STOCKHOLDER'S EQUITY
 Common Stock                                                         14,995
 Capital Surplus                                                      53,041
 Retained Earnings                                                   124,916
 Unrealized Loss on Securities
          Available for Sale (Net of Taxes)                           (1,777)
                                                                      ------

 TOTAL STOCKHOLDER'S EQUITY                                          191,175
                                                                     -------
    TOTAL LIABILITIES AND
    STOCKHOLDER'S EQUITY                                          $3,325,943
                                                                  ==========


    I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

    Richard E. Brinkmann, Managing Director & Controller

    January 25, 2000